EXHIBIT 99.1

                                                  For more information, contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                  Executive Vice President & CFO
                                                                  (503) 598-3250


             WEST COAST BANCORP REPORTS FIRST QUARTER 2003 EARNINGS

                O      EARNINGS PER SHARE OF $.30 - 16% INCREASE
                O      RETURN ON AVERAGE EQUITY REACHES 14.3%
                O      AVERAGE COMMERCIAL LOANS GREW 10%
                O      AVERAGE HOME EQUITY LOANS GREW 36%
                O      CREDIT QUALITY REMAINS STRONG
                O      ANNOUNCING NEW BRANCH LOCATIONS

Lake Oswego, OR - April 15, 2003 - West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $4.72 million, or $0.30 per diluted share for the first quarter of 2003, compared to earnings of $4.24 million, or $0.26 per diluted share, in the first quarter of 2002. This represents 16% earnings per diluted share growth from the same quarter in 2002.


       --------------------------------------------------------------------
                                                Three Months Ending
                                                    March 31,
       --------------------------------------------------------------------
       (# in 000's except per share data)
                                                  2003         2002
       --------------------------------------------------------------------
       Earnings per Diluted Share                 $.30         $.26
       --------------------------------------------------------------------
       Net Income                               $4,719       $4,243
       --------------------------------------------------------------------
       Return on Average Equity                   14.3%        13.3%
       --------------------------------------------------------------------
       Book Value per Share                     $ 8.88       $ 8.15
       --------------------------------------------------------------------

       Total Period End Loans               $1,174,242   $1,097,501
       --------------------------------------------------------------------

       Total Period End Deposits            $1,272,475   $1,204,713
       --------------------------------------------------------------------


"I am very pleased with the 16% increase in fully diluted earnings per share from the first quarter of 2002," said President & CEO Robert D. Sznewajs. "Despite a sluggish economy, the quarter's strong performance is a reflection of the solid growth in our core loan and deposit business. We now have excellent momentum in both our business banking and consumer segments. We are also excited about opening our first Eugene, Oregon branch on May 1st. Additionally, in June we plan to relocate our downtown Portland Branch to the ground floor of the 1000 Broadway Building and open a full-service branch at 122nd Avenue and Airport Way on the east side of Portland."

FINANCIAL RESULTS:

Total average loans for the first quarter of 2003, excluding commercial real estate loans, grew 15% over the same period a year ago (see reconciliations to GAAP financial measures page 6). Consistent with the Company's strategy, average commercial and home equity loan balances expanded 10% and 36% respectively, from first quarter 2002. Since the first quarter of 2002, total average loans grew $70 million or 6.4%, while average total deposits increased by almost $70 million or 5.9%. Lower cost demand, savings, and money market deposits increased an average of $94 million or in excess of 12% over the same time period.

WEST COAST BANCORP REPORTS FIRST QUARTER 2003 EARNINGS
April 15, 2003
Page 2 of 6

For the quarter ended March 31, 2003, net interest income was $16.7 million, an increase of $.6 million compared with the first quarter of 2002. Higher loan balances outstanding and an improved deposit mix contributed to the increase in net interest income. The combination of lower value non-interest bearing deposits, a $.2 million pre-payment expense on longer-term debt, and the purchase of bank-owned life insurance in the first quarter of 2003 reduced the net interest margin to 4.82% from 4.95% in the same quarter last year. The net interest margin was basically flat with the fourth quarter of 2002.

Excluding the $.6 million gain on sale of property in the first quarter of 2002, total non-interest income increased 8% from the same period a year ago (see reconciliations to GAAP financial measures page 6). This was largely due to an increase in total deposit and other service charges of $.4 million, or 13% from the same period a year ago. During the first quarter 2003, the Company invested $12 million in bank-owned life insurance, contributing $.1 million to non-interest income in the quarter, with a partially offsetting impact on net interest income and margin. In addition, the Company recognized a $.2 million gain on the sales of securities during the quarter, which substantially offset the expense associated with the pre-payment of long-term debt noted above.

Excluding the first quarter 2002 write-off of certain fixed assets, non-interest expense rose less than 3% from the first quarter of 2002 (see reconciliations to GAAP financial measures page 6). The period-over-period increase was primarily related to the addition of commercial lending personnel, new branches, and higher commission related expenses. Other than personnel expense, non-interest expense was virtually unchanged with first quarter of 2002.

For the quarter ended March 31, 2003, pre-tax earnings grew 11% over the same period last year. The Company's tax rate for the first quarters of 2003 and 2002 was 34%.

Annualized net charge-offs for the first quarter 2003 were 0.15% of average loans, compared to 0.18% in the same period last year. The Company experienced loan recoveries of $.25 million during the quarter ended March 31, 2003, as compared to $0.08 million in first quarter 2002. At quarter end 2003, the allowance for loan losses was 1.47% of total loans, an increase from 1.42% and 1.45% on March 31, 2002, and December 31, 2002, respectively. At March 31, 2003, non-performing assets were $6.4 million or .41% of total assets, down from $6.8 million or .44% at December 31, 2002. The allowance for loan losses was 358% of total non-performing loans March 31, 2003, compared to 330% at December 31, 2002.

During the first quarter of 2003, and consistent with its capital plan, the Company repurchased approximately 200,000 shares, or 1.3%, of its common shares outstanding pursuant to its corporate repurchase program. During the last twelve months, the Company repurchased approximately 880,000 shares, or 5.8% of its common shares outstanding. As of March 31, 2003, 700,000 shares remained available for repurchase.


OTHER:

The Company will hold a webcast conference call Wednesday, April 16, 2003, at 8:30 a.m. Pacific Time, during which the Company will discuss first quarter results, review its strategic progress, and provide management's current earnings expectations for the full year 2003. To access the conference call via a live webcast, go to www.wcb.com, and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com, and clicking on Investor Relations/Conference Call/Archived (Replay) Conference Call.

West Coast Bancorp is a Northwest bank holding company with $1.6 billion in assets, operating 44 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

WEST COAST BANCORP REPORTS FIRST QUARTER 2003 EARNINGS
April 15, 2003
Page 3 of 6


FORWARD LOOKING STATEMENTS:

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, such as the following: general economic conditions; business conditions in the banking industry; vendor quality and efficiency; changing technology; evolving banking industry standards; legal developments; competitive factors, including increased competition among financial institutions; fluctuating interest rates; and the shape of the yield curve. Changes in interest rates may reduce the Company's net interest margin and net interest income as well as fee income.

Furthermore, the forward-looking statements are also subject to risks and uncertainties related to the Company's ability to attract additional lending personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain momentum in fee generation, maintain asset quality, control level of net charge-offs, increase productivity, generate retail investments, retain employees, control expense growth, monitor and manage the Company's internal operating and disclosure control environments, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements. West Coast Bancorp undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review the disclosures contained in West Coast Bancorp's Annual Report on Form 10K and other documents it files from time to time with the Securities and Exchange Commission. This statement is included for the express purpose of protecting West Coast Bancorp under the safe harbor provisions of the Private Securities Litigation Reform Act.

WEST COAST BANCORP REPORTS FIRST QUARTER 2003 EARNINGS
April 15, 2003
Page 4 of 6


FINANCIAL HIGHLIGHTS                                          Three months ended          Twelve months ended
 (Unaudited)                                                        March 31,                  December 31,
 (Dollars and shares in thousands)                             2003            2002        2002            2001
-----------------------------------                        -----------      ----------   --------------------------
 Interest income                                            $22,548          $23,658      $96,028        $100,277
 Interest expense                                             5,850            7,599       28,532          40,572
                                                              -----            -----       ------          ------
   Net interest income                                       16,698           16,059       67,496          59,705
 Provision for loan loss                                        850              878        4,979           3,282
 Non-interest income
   Service charges on deposit accounts                        1,672            1,557        6,352           6,094
   Other service charges, commissions and fees                1,392            1,149        5,099           4,731
   Trust revenues                                               414              461        1,683           1,742
   Gains on sales of loans                                    1,142            1,092        4,024           3,671
   Bank owned Life Insurance                                    110                8          227               -
   Other                                                         60              948        1,309             793
   Gains on sales of securities                                 192                -            -               -
                                                              -----            -----       ------          ------
 Non-interest income                                          4,982            5,215       18,694          17,031
 Non-interest expense
   Salaries and employee benefits                             7,830            7,545       29,499          26,070
   Equipment                                                  1,216            1,332        5,100           5,470
   Occupancy                                                  1,181            1,153        4,642           4,388
   Check and other transaction processing                       675              618        2,572           2,583
   Professional fees                                            501              361        1,834           1,738
   Courier and postage                                          509              476        1,948           1,908
   Marketing                                                    290              392        2,018           1,757
   Other loan expense                                           447              380        1,276             927
   Communications                                               286              295        1,100           1,282
   Other taxes and insurance                                    182              195          721             837
   Printing and office supplies                                 140              171          710             770
   Kiting charge                                                  -                -            -           1,945
   Other Non-interest expense                                   427            1,046        2,598           2,324
                                                              -----            -----       ------          ------
 Non-interest expense                                        13,684           13,964       54,018          51,999

 Income before income taxes                                   7,146            6,432       27,193          21,455
 Provision for income taxes                                   2,427            2,189        8,990           6,695

 Net income                                                  $4,719           $4,243      $18,203         $14,760
                                                              =====            =====       ======          ======
     Basic earnings per share                                 $0.31            $0.27        $1.17          $0.92
     Diluted earnings per share                               $0.30            $0.26        $1.13          $0.90

 Weighted average common shares                              15,147           15,860       15,575          16,126
 Weighted average diluted shares                             15,611           16,305       16,069          16,453



PERIOD END BALANCES                                                                    Prior       Qtr-to-Qtr
(Unaudited)                     Quarter ended     Quarter ended   Year-to-year     Quarter ended    %change
(000's except per share data)      Mar-03            Mar-02        % change            Dec-02       annualized
--------------------------- ------------------- ---------------- --------------  ----------------- ------------
 Total assets                    $1,557,174        $1,452,745         7.2%           $1,532,327        6.5%
 Total loans                     $1,174,242        $1,097,501         7.0%           $1,159,915        4.9%
 Total deposits                  $1,272,475        $1,204,713         5.6%           $1,266,453        1.9%
 Allowance for loan losses       $   17,246        $   15,637        10.3%           $   16,838        9.7%
 Stockholders' equity            $  134,543        $  129,242         4.1%           $  133,387        3.5%
 Non-performing assets           $    6,366        $    6,828        -6.8%           $    6,767      -23.7%

WEST COAST BANCORP REPORTS FIRST QUARTER 2003 EARNINGS
April 15, 2003
Page 5 of 6


WEST COAST BANCORP (unaudited)                                   First          First         Fourth         Year        Year
(in thousands except for per share data)                        Quarter        Quarter       Quarter       to date      to date
(all rates have been annualized where appropriate)               2002           2002           2002          2002        2001
-------------------------------------------------              ---------      ---------      ---------     --------     -------
CAPITAL
 - Stockholders' equity                                         $134,543       $129,242      $133,387      $133,387      $128,790
 - Shares outstanding period end                                  15,154         15,860        15,326        15,326        16,025
 - Average stockholders' equity to average assets                   8.74%          8.99%         8.67%         8.76%        9.21%
 - Book value per common share                                     $8.88          $8.15         $8.70         $8.70        $8.04
 - Tangible book value per common share                            $8.80          $8.06         $8.62         $8.62        $7.94
PERFORMANCE RATIOS
 - Return on average assets                                         1.25%          1.20%         1.24%         1.22%        1.08%
 - Return on average equity                                        14.35%         13.30%        14.26%        13.96%       11.72%
 - Non-interest income to average assets                            1.32%          1.47%         1.22%         1.26%        1.25%
 - Non-interest expense to average asset                            3.64%          3.94%         3.56%         3.63%        3.80%
 - Efficiency ratio, tax equivalent                                62.38%         64.17%        61.57%        61.32%       65.98%
RATES
 - Earned on interest-earning assets                                6.46%          7.23%         6.59%         6.99%        8.00%
 - Paid on interest-bearing liabilities                             2.10%          2.81%         2.26%         2.56%        3.90%
 - Net interest spread                                              4.36%          4.42%         4.33%         4.43%        4.10%
 - Net interest margin                                              4.82%          4.95%         4.83%         4.95%        4.83%
AVERAGE ASSETS
 - Investment securities                                        $263,918       $241,473      $269,877      $251,728      $246,897
 - Loans                                                      $1,168,968     $1,098,941    $1,142,179    $1,127,762    $1,017,536
 - Total interest earning assets                              $1,443,984     $1,354,266    $1,450,884    $1,401,525    $1,279,953
 - Total assets                                               $1,525,676     $1,438,649    $1,535,314    $1,487,564    $1,367,319
AVERAGE LIABILITIES
 - Total demand deposits                                      $  249,671     $  205,328    $  264,407    $  234,189    $  192,710
 - Total interest bearing demand,
    savings, and money market                                 $  623,798     $  574,000    $  616,585    $  592,150    $  542,945
 - Total certificates of deposits                             $  370,727     $  395,323    $  384,114    $  395,161    $  382,864
 - Total deposits                                             $1,244,196     $1,174,651    $1,265,106    $1,221,500    $1,118,519
 - Other borrowings including trust preferred securities      $  137,262     $  126,646    $  125,161    $  125,997    $  114,123
 - Total interest bearing liabilities                         $1,131,788     $1,095,969    $1,125,860    $1,113,308    $1,039,933
 - Total liabilities                                          $1,392,292     $1,309,291    $1,402,229    $1,357,188    $1,241,331
AVERAGE ASSET/LIABILITY RATIOS
 - Financial assets to financial liabi1ities                       27.58%        123.57%       128.87%       125.89%      123.08%
 - Loans to assets                                                 76.62%         76.39%        74.39%        75.81%       74.42%
 - Interest bearing deposits to assets                             65.19%         67.38%        65.18%        66.37%       67.71%
ASSET QUALITY
 - Non-accruing loans                                             $4,815     $    5,209        $5,080        $5,080      $ 6,391
 - 90-day delinquencies                                                -     $       11           $15            15          $ 4
 - Real estate owned                                              $1,551     $    1,608        $1,672        $1,672      $ 1,308
ASSET QUALITY RATIOS
 - Allowance for loan losses to total loans                         1.47%          1.42%         1.45%         1.45%        1.41%
 - Non-accruing loans to total loans                                0.41%          0.47%         0.44%         0.44%        0.59%
 - Non-performing assets to total assets                            0.41%          0.47%         0.44%         0.44%        0.54%
 - Allowance for loan losses to Non-performing assets             270.90%        229.01%       248.81%       248.81%      198.00%
 - Allowance for loan losses to Non-performing loans              358.15%        299.56%       330.45%       330.45%      235.50%
 - Non-performing assets to total loans                             0.54%          0.62%         0.58%         0.58%        0.71%
 - Net loan charge-offs to average loans (annualized)               0.15%          0.18%         0.22%         0.30%        0.22%


WEST COAST BANCORP REPORTS FIRST QUARTER 2003 EARNINGS
April 15, 2003
Page 6 of 6





 Trailing Four Quarters                                 First     Fourth    Third     Second   Trailing
 Financial Data and Ratios                              Quarter   Quarter   Quarter   Quarter    Four
 (Unaudited) (dollars in thousands)                     2003      2002      2002      2002     Quarters
------------------------------------------------------ --------- --------- --------- --------- ---------

 Net income                                             $4,719     $4,783    $4,653    $4,524    $18,679
 Diluted earnings per share                              $0.30      $0.30     $0.29     $0.28      $1.17

 Return on average assets                                 1.25%      1.24%     1.22%     1.24%      1.24%
 Return on average equity                                14.35%     14.26%    14.16%    14.11%     14.22%
 Net interest margin                                      4.82%      4.83%     4.97%     5.05%      4.92%
 Efficiency ratio, tax equivalent                        62.38%     61.57%    59.61%    59.94%     60.88%
 Non-interest income to A/A                               1.32%      1.22%     1.12%     1.24%      1.23%
 Non-interest expense to A/A                              3.64%      3.56%     3.46%     3.59%      3.56%

This press release includes information relating to the percentage change from prior periods in average total loans, non-interest income and non-interest expense that is calculated on a non-GAAP basis. Management uses this non- GAAP information internally, and has disclosed it to investors, based on its belief that the information provides a more accurate picture of its operating results for purposes of comparisons to results for prior periods. The tables below include a reconciliation of these measures to comparable measures calculated in accordance with GAAP.

Reconciliations to GAAP financial measures
(Unaudited) (dollars in thousands):
--------------------------------------------

                                                Quarter ended   Quarter ended            Change
                                                   Mar-03           Mar-02            $           %
                                                --------------- -------------   ------------  ----------
 Average total loans excluding commercial
   real estate loans                                $530,746        $460,848       $69,898       15%
 Average commercial real estate loans                638,222         638,093           129        -
                                                   ---------       ---------      --------      ---
 Average loans                                    $1,168,968      $1,098,941       $70,027        6%
                                                   =========       =========      ========      ===

                                                Three months ended
                                                    March 31,                            Change
                                                  2003      2002                      $           %
                                                -------------------             ------------   ---------
Non-interest income excluding gain on
   sale of property                              $4,982     $4,602                    $380        8%
 add: Gain on sale of property                        -        613                    -613        -
 GAAP non-interest income                        $4,982     $5,215                   -$233       -4%
                                                 ======     ======                   =====       ==

                                                Three months ended
                                                    March 31,                            Change
                                                  2003      2002                      $           %
                                                -------------------             ------------   ---------
 Non-interest expense excluding write-off
   of fixed assets                              $13,684    $13,351                    $333        2%
 add: Write off of fixed assets                       -        613                    -613        -
                                                -------    -------                    ----       --
 GAAP non-interest expense                      $13,684    $13,964                   -$280       -2%
                                                =======    =======                    ====       ==

Transmitted on PR Newswire

EDITOR'S NOTE - WEST COAST BANCORP IS NOT: Nasdaq: WCBC (California)
                                      ---